Exhibit 99.1

NEWS RELEASE

Contacts:

Fernando Vivanco	Ryan Weispfenning
Public Relations	Investor Relations
+1-763-505-3780	+1-763-505-2696

MEDTRONIC REPORTS SECOND QUARTER FINANCIAL RESULTS

•	Revenue of $7.1 Billion Grew 6% on a Comparable, Constant Currency Basis; 62% as Reported

•	Non-GAAP Diluted EPS of $1.03; GAAP Diluted EPS of $0.36

•	Free Cash Flow of $1.1 Billion; GAAP Cash Flow from Operations of $1.3 Billion

•	Company Updates Revenue Growth Outlook and FY16 EPS Guidance

DUBLIN - December 3, 2015 - Medtronic plc (NYSE: MDT) today announced financial results for its second quarter of fiscal year 2016, which ended October 30, 2015.

Unless otherwise noted, all revenue growth rates in this press release are stated on a comparable, constant currency basis, which adjusts for the impact of foreign currency translation and includes Covidien plc in the prior year comparison, aligning Covidien’s prior year monthly revenue to Medtronic’s fiscal quarters. For additional revenue detail and the reconciliation of these revenue amounts and growth rates to the most directly comparable GAAP financial measures, please refer to the link at the end of this release.

The company reported second quarter worldwide revenue of $7.058 billion, an increase of 6 percent. Foreign currency translation had a negative $452 million impact on revenue. As reported, revenue increased 62 percent when compared to the $4.366 billion reported by Medtronic, Inc. in the second quarter of fiscal year 2015. As detailed in the financial schedules included through the link at the end of this release, second quarter non-GAAP net income and diluted earnings per share (EPS) were $1.469 billion and $1.03, increases of 45 percent and 1 percent, respectively. As reported, second quarter net income and diluted EPS were $520 million and $0.36, decreases of 37 percent and 57 percent, respectively. This decline in GAAP earnings was driven primarily by a non-recurring certain tax adjustment resulting from the company’s previously disclosed September 28, 2015, internal reorganization due to the Covidien integration, which allowed approximately $9.8 billion ($9.3 billion net of tax) of cash, cash equivalents, and investments in marketable debt and equity securities previously held by U.S.-controlled non-U.S. subsidiaries to be available for general corporate purposes.

U.S. revenue of $4.098 billion represented 58 percent of company revenue and increased 6 percent, or 67 percent as reported. Non-U.S. developed market revenue of $2.052 billion represented 29 percent of company revenue and increased 4 percent, or 52 percent as reported. Emerging market revenue of $908 million represented 13 percent of company revenue and increased 11 percent, or 61 percent as reported.

“Q2 was another strong quarter. Our above-market revenue growth remains robust and consistent, and, we believe, sustainable across our groups and regions,” said Omar Ishrak, Medtronic chairman and chief executive officer. “We are steadily executing our plan and meeting our expectations, while at the same time building a foundation for long-term, dependable revenue growth and EPS leverage.”

Cardiac and Vascular Group
The Cardiac and Vascular Group (CVG) includes the Cardiac Rhythm & Heart Failure, Coronary & Structural Heart, and Aortic & Peripheral Vascular divisions. CVG worldwide revenue of $2.482 billion increased 8 percent, or 9 percent as reported. CVG revenue performance was driven by strong, balanced growth across all three divisions.

Cardiac Rhythm & Heart Failure (CRHF) revenue of $1.324 billion increased 7 percent, or flat as reported. CRHF had mid-single digit growth in both High Power and Low Power, high-twenties growth in AF Solutions, and low-thirties growth in Services & Solutions, which includes revenues from the company’s Care Management Services (formally known as Cardiocom) and Hospital Solutions businesses. CRHF growth was driven by strength from new product launches, including the U.S. launch of the Evera MRI® ICD, Micra® Transcatheter Pacing System, and continued strong adoption of the Reveal LINQ® insertable cardiac monitor, the Viva® XT CRT-D with its AdaptivCRT® algorithm and Attain® Performa® quadripolar lead, and Arctic Front Advance® CryoAblation System.

Coronary & Structural Heart (CSH) revenue of $754 million increased 10 percent, or 1 percent as reported. CSH performance included mid-twenties growth in Heart Valve Therapies, mid-single digit growth in Coronary, and low-single digit growth in Extracorporeal Therapies. In Heart Valve Therapies, transcatheter heart valves grew in the high-thirties, including mid-fifties growth in the U.S. due to strong customer acceptance in the first full quarter of launch of the CoreValve® Evolut® R. In Coronary, the company had strong sales in drug-eluting stents driven by the continued strong adoption of Resolute Onyx™ in Europe and the continued acceptance of Resolute® Integrity® in the U.S. In Extracorporeal Therapies, growth was driven by solid growth in cannulae as a result of the ongoing launch of the company’s next-generation Bio-Medicus® cannula.

Aortic & Peripheral Vascular (APV) revenue of $404 million increased 10 percent, or 81 percent as reported. APV performance was driven by mid-single digit growth in Aortic, low-double digit growth in Peripheral, and mid-teens growth in endoVenous. In Aortic, the business had solid growth in the U.S. driven by the continued market adoption of the Endurant® IIs AAA stent graft. In Peripheral, the business estimates that it continues to hold the leading drug-coated balloon market position in the U.S. and globally due to its clinically differentiated IN.PACT® Admiral® drug-coated balloon. In endoVenous, the company recently announced the U.S. launch of the VenaSeal™ closure system, which is expected to drive growth over the coming quarters.

Minimally Invasive Therapies Group
The Minimally Invasive Therapies Group (MITG) includes the Surgical Solutions and the Patient Monitoring & Recovery divisions. MITG contains most of the legacy Covidien business that was acquired in January 2015 and therefore was not reported as part of Medtronic, Inc. in the second quarter of fiscal year 2015. MITG worldwide revenue of $2.356 billion increased 3 percent. MITG revenue performance was driven by mid-single digit growth in Surgical Solutions and low-single digit growth in Patient Monitoring & Recovery. The group delivered a good performance. It is worth noting that MITG’s growth this quarter was slightly slower than its historical run rate as a result of a difficult comparison due to the legacy Covidien fiscal year end in the year-ago period.

Surgical Solutions revenue of $1.291 billion increased 5 percent. Surgical Solutions performance this quarter was driven by mid-single digit growth in both Advanced Surgical and Early Technologies, and low-single digit growth in General Surgical. Advanced Surgical continued to benefit from new products and the continued shift from open surgery to minimally invasive surgery. General Surgical benefitted from the acquisition of RF Surgical, which closed in the second quarter. Early Technologies growth was driven by solid results in gastrointestinal diagnostics.

Patient Monitoring & Recovery (PMR) revenue of $1.065 billion increased 1 percent. Respiratory & Patient Monitoring grew in the low-single digits, driven by growth in sensors and acute ventilators. Patient Care & Safety also grew in the low-single digits with a solid performance in electrode sales. Nursing Care declined in the low-single digits, but had strength in enteral feeding.

Restorative Therapies Group
The Restorative Therapies Group (RTG) includes the Spine, Neuromodulation, and Surgical Technologies divisions, and the Neurovascular division, which was added through the January 2015 acquisition of Covidien. RTG worldwide revenue of $1.770 billion increased 5 percent, or 7 percent as reported. Group revenue performance was driven by low-thirties growth in Neurovascular and high-single digit growth in Surgical Technologies, with low-single digit growth in Neuromodulation and flat results in Spine.

Spine revenue of $719 million was flat, or declined 4 percent as reported. Outside the U.S., Spine grew 5 percent driven by Core Spine growth of 6 percent, which the company estimates was significantly above market growth. In the U.S., Spine declined 2 percent, including a decline of 4 percent in Core Spine, underperforming the U.S. Core Spine market that the company estimates grew in the low-single digits.

Neuromodulation revenue of $482 million increased 2 percent, or declined 2 percent as reported. Neuromodulation performance was driven by strong growth in Deep Brain Stimulation (DBS) and solid growth in Gastro/Uro. The drug pump business declined, as it continued to face challenges related to the company’s April 2015 FDA consent decree. In Pain Stim, while the company is facing increased competition, it is receiving good reception of its AdaptiveStim® HD programming options.

Surgical Technologies revenue of $426 million increased 8 percent, or 4 percent as reported. Surgical Technologies’ performance was driven by mid-teens growth in Advanced Energy, and strong growth in ENT and Neurosurgery.

Neurovascular revenue of $143 million increased 32 percent, driven by continued strong customer adoption of the company’s Solitaire™ FR revascularization device for the treatment of ischemic stroke. In addition, the division had strong results in flow diversion, led by the continued adoption of the Pipeline™ Flex device for the treatment of intracranial aneurysms.

Diabetes Group
The Diabetes Group includes the Intensive Insulin Management (IIM), Non-Intensive Diabetes Therapies (NDT), and Diabetes Service & Solutions (DSS) divisions. Worldwide Group revenue in the quarter of $450 million increased 11 percent, or 5 percent as reported.

The IIM division grew in the mid-teens, driven by strong sales in Europe and Asia Pacific of the MiniMed® 640G insulin pump system with the Enhanced Enlite® CGM sensor and SmartGuard™ technology, a proprietary algorithm that can automatically suspend insulin delivery when sensor glucose levels are predicted to approach a low limit and resume insulin delivery once sensor glucose levels recover. IIM also had solid, high-single digit growth in the U.S. as a result of continued strong adoption of the MiniMed® 530G insulin pump system with the Enlite® CGM sensor.

The NDT division doubled its global revenue in the quarter, led by strong sales of the iPro® 2 professional CGM technology in the U.S. and Europe. The iPro® 2 helps clinicians gain more complete insights into their patients’ glycemic profiles, which can aid in the optimization of therapy. The NDT division remains focused on market access and integrated patient care solutions for people with Type 2 diabetes. The division announced a new distribution agreement with Henry Schein, which has the potential to dramatically increase coverage and penetration of iPro® 2 in the U.S. primary care market.

The DSS division, which focuses on offering people with diabetes access to therapy, insights, and services, grew revenue in the mid-single digits, with strong growth in sales of consumables, as well as sales from the recent launch of the MiniMed® Connect, which allows users to view their insulin pump and CGM data on a smartphone and provides remote monitoring and text message notifications for their care partners. In addition, the division benefitted from the April 2015 acquisition of Diabeter, a Netherlands-based diabetes clinic and research center. The company continues to create a diabetes ecosystem through partnerships. For example, DSS’s partnership with IBM Watson Health continues to make strong progress toward developing integrated care delivery solutions, closed loop systems, and dynamic care plan services.

Revenue Outlook and EPS Guidance
The company today updated its revenue outlook and diluted non-GAAP EPS guidance. For the second half of fiscal year 2016, the company expects to be in the upper-half of its mid-single digit revenue growth range on a comparable, constant currency basis. The company expects a negative impact from foreign currency in the second half of fiscal year 2016 of approximately $425 to $725 million based on current exchange rates, which implies a full fiscal year negative impact from foreign currency of $1.45 to $1.65 billion. In addition, based on its performance in the first half of the year, the company now expects fiscal year 2016 diluted non-GAAP EPS in the range of $4.33 to $4.40, which includes an expected $0.45 to $0.50 negative foreign currency impact based on current exchange rates.

“Our integration of Covidien is going extremely well, and I am particularly pleased with the way our cultures continue to come together, evidenced by our high talent retention and employee satisfaction, and how we are delivering on the promised cost synergies,” said Ishrak. “Our combination of solid constant currency revenue growth, strong leverage, and increased access to cash is positioning us to create long-term, dependable value in healthcare.”

Webcast Information
Medtronic will host a webcast today, December 3, at 8:00 a.m. EST (7:00 a.m. CST), to provide information about its businesses for the public, analysts, and news media. This quarterly webcast can be accessed by clicking on the Investors link on the Medtronic home page at www.medtronic.com and this earnings release will be archived at newsroom.medtronic.com. Medtronic will be live tweeting during the webcast on our Newsroom Twitter account, @Medtronic. Within 24 hours of the webcast, a replay of the webcast and transcript of the company’s prepared remarks will be available by clicking on the Investor Events link through the Investors section of the Medtronic website.

Financial Schedules
To view the second quarter financial schedules, click here or visit newsroom.medtronic.com.

About Medtronic
Medtronic plc (www.medtronic.com), headquartered in Dublin, Ireland, is among the world’s largest medical technology, services and solutions companies - alleviating pain, restoring health and extending life for millions of people around the world. Medtronic employs more than 85,000 people worldwide, serving physicians, hospitals and patients in approximately 160 countries. The company is focused on collaborating with stakeholders around the world to take healthcare Further, Together.

FORWARD LOOKING STATEMENTS
This press release contains forward-looking statements related to product growth drivers, market position, strategies for and sustainability of growth, benefits from collaborations and acquisitions, product launches, and Medtronic’s future results of operations, which are subject to risks and uncertainties, such as competitive factors, difficulties and delays inherent in the development, manufacturing, marketing and sale of medical products, challenges with respect to third-party collaborations, government regulation and general economic conditions and other risks and uncertainties described in Medtronic’s periodic reports on file with the U.S. Securities and Exchange Commission (the “SEC”). Actual results may differ materially from anticipated results. Medtronic does not undertake to update its forward-looking statements or any of the information contained in this press release. Certain information in this press release includes calculations or figures that have been prepared internally and have not been reviewed or audited by our independent registered public accounting firm, including but not limited to, certain information in the financial schedules accompanying this press release. Use of different methods for preparing, calculating or presenting information may lead to differences and such differences may be material.

NON-GAAP FINANCIAL MEASURES
This press release contains financial measures and guidance, including free cash flow figures, revenue on a comparable, constant currency basis and comparable, constant currency growth rates, net income, and diluted EPS, all of which are considered “non-GAAP” financial measures under applicable SEC rules and regulations. Unless otherwise noted, all revenue amounts given in this press release are stated in accordance with U.S. generally accepted accounting principles (GAAP), and all growth rates made in this news release are stated on a “comparable, constant currency basis” and not on an as-reported basis. “Comparable, constant currency basis” adjusts for the impact of foreign currency translation and includes Covidien plc in the prior year comparison, aligning Covidien’s prior year monthly revenue to Medtronic’s fiscal quarters. References to quarterly figures increasing or decreasing are in comparison to the second quarter of fiscal year 2015.

Medtronic management believes that in order to properly understand its short-term and long-term financial trends, including period over period comparisons of the company’s operations, investors may find it useful to consider the impact of aligning historical Covidien revenues to Medtronic’s fiscal calendar and to exclude the effect of certain charges or gains that contribute to or reduce earnings but that result from transactions or events that management believes may or may not recur with similar materiality or impact to operations in future periods (Non-GAAP Adjustments). Medtronic generally uses non-GAAP financial measures to facilitate management’s review of the operational performance of the company and as a basis for strategic planning. Non-GAAP financial measures should be considered supplemental to and not a substitute for financial information prepared in accordance with GAAP, and investors are cautioned that Medtronic may calculate non-GAAP financial measures in a way that is different from other companies. Management strongly encourages investors to review the company’s consolidated financial statements and publicly filed reports in their entirety. Reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the financial schedules accompanying this press release.

View FY16 Second Quarter Financial Schedules

MEDTRONIC PLC
WORLD WIDE REVENUE
(Unaudited)

	MEDTRONIC SECOND QUARTER AS REPORTED			SECOND QUARTER COMPARABLE HISTORICAL REVENUE (7)				MEDTRONIC SECOND QUARTER YTD AS REPORTED			SECOND QUARTER YTD COMPARABLE HISTORICAL REVENUE (7)
(in millions)	FY16 Q2	FY15 Q2	Reported Growth	FY16 Q2 (3)	FY15 Q2 (4)	Currency Impact on Growth	Comparable Constant Currency Growth (2)	FY16 Q2 YTD	FY15 Q2 YTD	Reported Growth	FY16 Q2 YTD (5)	FY15 Q2 YTD (6)	Currency Impact on Growth	Comparable Constant Currency Growth (1)
Cardiac & Vascular Group	$2,482	$2,286	9%	$2,482	$2,455	$(173)	8%	$5,050	$4,540	11%	$5,050	$4,873	$(375)	11%
Cardiac Rhythm & Heart Failure	1,324	1,320	—	1,324	1,320	(85)	7	2,694	2,576	5	2,694	2,576	(190)	12
Coronary & Structural Heart	754	743	1	754	743	(62)	10	1,542	1,509	2	1,542	1,509	(130)	11
Aortic & Peripheral Vascular	404	223	81	404	392	(26)	10	814	455	79	814	788	(55)	10

Minimally Invasive Therapies Group	2,356	—	NC	2,356	2,448	(175)	3	4,812	—	NC	4,812	4,842	(381)	7
Surgical Solutions	1,291	—	NC	1,291	1,336	(116)	5	2,643	—	NC	2,643	2,638	(250)	10
Patient Monitoring & Recovery	1,065	—	NC	1,065	1,112	(59)	1	2,169	—	NC	2,169	2,204	(131)	4

Restorative Therapies Group	1,770	1,650	7	1,770	1,764	(76)	5	3,576	3,253	10	3,576	3,480	(163)	7
Spine	719	746	(4)	719	746	(29)	—	1,482	1,489	—	1,482	1,489	(62)	4
Neuromodulation	482	494	(2)	482	494	(22)	2	968	973	(1)	968	973	(48)	4
Surgical Technologies	426	410	4	426	410	(17)	8	845	791	7	845	791	(35)	11
Neurovascular	143	—	NC	143	114	(8)	32	281	—	NC	281	227	(18)	32

Diabetes Group	450	430	5	450	430	(28)	11	894	846	6	894	846	(61)	13

TOTAL	$7,058	$4,366	62%	$7,058	$7,097	$(452)	6%	$14,332	$8,639	66%	$14,332	$14,041	$(980)	9%

NC - Not calculable

(1) Fiscal year 2016 is a 53-week year, with the extra week included in the first quarter results.
(2) Management believes that referring to comparable, constant currency growth rates is a useful way to evaluate the underlying performance of Medtronic’s sales. Constant currency growth, a non-GAAP financial measure, measures the change in revenue between current and prior year periods using average exchange rates in effect during the applicable prior year period. See description of non-GAAP financial measures on page 4 of this release.
(3) Medtronic plc revenue for the three months ended October 30, 2015.
(4) Includes Medtronic and Covidien revenue for the three months ended October 24, 2014.
(5) Medtronic plc revenue for the six months ended October 30, 2015.
(6) Includes Medtronic and Covidien revenue for the six months ended October 24, 2014.
(7) Prepared by aligning Covidien’s prior year monthly revenue to Medtronic’s fiscal quarter.

MEDTRONIC PLC
U.S. REVENUE
(Unaudited)

	MEDTRONIC SECOND QUARTER AS REPORTED			SECOND QUARTER COMPARABLE HISTORICAL REVENUE (7)			MEDTRONIC SECOND QUARTER YTD AS REPORTED			SECOND QUARTER YTD COMPARABLE HISTORICAL REVENUE (7)
(in millions)	FY16 Q2	FY15 Q2	Reported Growth	FY16 Q2 (3)	FY15 Q2 (4)	Comparable Growth (2)	FY16 Q2 YTD	FY15 Q2 YTD	Reported Growth	FY16 Q2 YTD (5)	FY15 Q2 YTD (6)	Comparable Growth (1)
Cardiac & Vascular Group	$1,334	$1,069	25%	$1,334	$1,197	11%	$2,686	$2,088	29%	$2,686	$2,337	15%
Cardiac Rhythm & Heart Failure	768	700	10	768	700	10	1,554	1,354	15	1,554	1,354	15
Coronary & Structural Heart	323	285	13	323	285	13	651	566	15	651	566	15
Aortic & Peripheral Vascular	243	84	189	243	212	15	481	168	186	481	417	15

Minimally Invasive Therapies Group	1,263	—	NC	1,263	1,240	2	2,555	—	NC	2,555	2,377	7
Surgical Solutions	573	—	NC	573	552	4	1,160	—	NC	1,160	1,043	11
Patient Monitoring & Recovery	690	—	NC	690	688	—	1,395	—	NC	1,395	1,334	5

Restorative Therapies Group	1,221	1,130	8	1,221	1,181	3	2,445	2,202	11	2,445	2,305	6
Spine	508	517	(2)	508	517	(2)	1,027	1,023	—	1,027	1,023	—
Neuromodulation	352	349	1	352	349	1	703	671	5	703	671	5
Surgical Technologies	289	264	9	289	264	9	573	508	13	573	508	13
Neurovascular	72	—	NC	72	51	41	142	—	NC	142	103	38

Diabetes Group	280	257	9	280	257	9	554	499	11	554	499	11

TOTAL	$4,098	$2,456	67%	$4,098	$3,875	6%	$8,240	$4,789	72%	$8,240	$7,518	10%

NC - Not calculable

(1) Fiscal year 2016 is a 53-week year, with the extra week included in the first quarter results.
(2) Management believes that referring to comparable growth rates is a useful way to evaluate the underlying performance of Medtronic’s sales. See description of non-GAAP financial measures on page 4 of this release.
(3) Medtronic plc revenue for the three months ended October 30, 2015.
(4) Includes Medtronic and Covidien revenue for the three months ended October 24, 2014.
(5) Medtronic plc revenue for the six months ended October 30, 2015.
(6) Includes Medtronic and Covidien revenue for the six months ended October 24, 2014.
(7) Prepared by aligning Covidien’s prior year monthly revenue to Medtronic’s fiscal quarter.

MEDTRONIC PLC
WORLD WIDE REVENUE: GEOGRAPHIC
(Unaudited)

	MEDTRONIC SECOND QUARTER AS REPORTED			SECOND QUARTER COMPARABLE HISTORICAL REVENUE (7)				MEDTRONIC SECOND QUARTER YTD AS REPORTED			SECOND QUARTER YTD COMPARABLE HISTORICAL REVENUE (7)
(in millions)	FY16 Q2	FY15 Q2	Reported Growth	FY16 Q2 (3)	FY15 Q2 (4)	Currency Impact on Growth	Comparable Constant Currency Growth (2)	FY16 Q2 YTD	FY15 Q2 YTD	Reported Growth	FY16 Q2 YTD (5)	FY15 Q2 YTD (6)	Currency Impact on Growth	Comparable Constant Currency Growth (1)
U.S.	$1,334	$1,069	25%	$1,334	$1,197	$—	11%	$2,686	$2,088	29%	$2,686	$2,337	$—	15%
Non-U.S. Developed	772	834	(7)	772	865	(122)	3	1,603	1,694	(5)	1,603	1,757	(288)	8
Emerging Markets	376	383	(2)	376	393	(51)	9	761	758	—	761	779	(87)	9
Cardiac & Vascular Group	2,482	2,286	9	2,482	2,455	(173)	8	5,050	4,540	11	5,050	4,873	(375)	11

U.S.	1,263	—	NC	1,263	1,240	—	2	2,555	—	NC	2,555	2,377	—	7
Non-U.S. Developed	777	—	NC	777	872	(121)	3	1,618	—	NC	1,618	1,812	(284)	5
Emerging Markets	316	—	NC	316	336	(54)	10	639	—	NC	639	653	(97)	13
Minimally Invasive Therapies Group	2,356	—	NC	2,356	2,448	(175)	3	4,812	—	NC	4,812	4,842	(381)	7

U.S.	1,221	1,130	8	1,221	1,181	—	3	2,445	2,202	11	2,445	2,305	—	6
Non-U.S. Developed	368	378	(3)	368	412	(60)	4	754	768	(2)	754	838	(137)	6
Emerging Markets	181	142	27	181	171	(16)	15	377	283	33	377	337	(26)	20
Restorative Therapies Group	1,770	1,650	7	1,770	1,764	(76)	5	3,576	3,253	10	3,576	3,480	(163)	7

U.S.	280	257	9	280	257	—	9	554	499	11	554	499	—	11
Non-U.S. Developed	135	134	1	135	134	(22)	17	274	277	(1)	274	277	(51)	17
Emerging Markets	35	39	(10)	35	39	(6)	5	66	70	(6)	66	70	(10)	9
Diabetes Group	450	430	5	450	430	(28)	11	894	846	6	894	846	(61)	13

U.S.	4,098	2,456	67	4,098	3,875	—	6	8,240	4,789	72	8,240	7,518	—	10
Non-U.S. Developed	2,052	1,346	52	2,052	2,283	(322)	4	4,249	2,739	55	4,249	4,684	(757)	7
Emerging Markets	908	564	61	908	939	(130)	11	1,843	1,111	66	1,843	1,839	(223)	12
TOTAL	$7,058	$4,366	62%	$7,058	$7,097	$(452)	6%	$14,332	$8,639	66%	$14,332	$14,041	$(980)	9%
NC - Not calculable
(1) Fiscal year 2016 is a 53-week year, with the extra week included in the first quarter results.
(2) Management believes that referring to comparable, constant currency growth rates is a useful way to evaluate the underlying performance of Medtronic’s sales. Constant currency growth, a non-GAAP financial measure, measures the change in revenue between current and prior year periods using average exchange rates in effect during the applicable prior year period. See description of non-GAAP financial measures on page 4 of this release.
(3) Medtronic plc revenue for the three months ended October 30, 2015.
(4) Includes Medtronic and Covidien revenue for the three months ended October 24, 2014.
(5) Medtronic plc revenue for the six months ended October 30, 2015.
(6) Includes Medtronic and Covidien revenue for the six months ended October 24, 2014.
(7) Prepared by aligning Covidien’s prior year monthly revenue to Medtronic’s fiscal quarter.

MEDTRONIC PLC
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Three months ended		Six months ended
	October 30, 2015	October 24, 2014	October 30, 2015	October 24, 2014
	(in millions, except per share data)
Net sales	$7,058	$4,366	$14,332	$8,639

Costs and expenses:
Cost of products sold	2,182	1,142	4,638	2,247
Research and development expense	545	374	1,103	739
Selling, general, and administrative expense	2,343	1,507	4,792	3,013
Special charges	—	100	—	100
Restructuring charges, net	73	—	140	30
Certain litigation charges	26	—	26	—
Acquisition-related items	49	61	120	102
Amortization of intangible assets	483	89	964	176
Other expense, net	57	63	118	114
Operating profit	1,300	1,030	2,431	2,118

Interest income	(107)	(86)	(222)	(178)
Interest expense	324	94	630	191
Interest expense, net	217	8	408	13
Income from operations before income taxes	1,083	1,022	2,023	2,105

Provision for income taxes	563	194	683	406

Net income	$520	$828	$1,340	$1,699

Basic earnings per share	$0.37	$0.84	$0.95	$1.72

Diluted earnings per share	$0.36	$0.83	$0.94	$1.70

Basic weighted average shares outstanding	1,412.9	981.9	1,415.6	987.5

Diluted weighted average shares outstanding	1,428.8	993.0	1,432.7	999.4

Cash dividends declared per ordinary share	$0.380	$0.305	$0.760	$0.610

MEDTRONIC PLC
NET INCOME AND DILUTED EPS GAAP TO NON-GAAP RECONCILIATIONS
(Unaudited)
(in millions, except per share data)

	Three months ended October 30, 2015
	Net Sales	Selling, General, and Administrative Expense	Selling, General, and Administrative Expense as a Percent of Net Sales	Operating Profit	Operating Profit Percent	Income from Operations Before Income Taxes	Net Income	Diluted EPS
GAAP	$7,058	$2,343	33.2%	$1,300	18.4%	$1,083	$520	$0.36
Non-GAAP Adjustments: (1)
Restructuring charges, net (a)	—	—		73		73	56	0.04
Certain litigation charges (b)	—	—		26		26	17	0.01
Acquisition-related items (c)	—	—		49		49	32	0.02
Loss on previously held forward starting interest rate swaps (d)	—	—		—		45	29	0.02
Amortization of intangible assets (e)	—	—		483		483	373	0.26
Certain tax adjustments (f)	—	—		—		—	442	0.31
Non-GAAP	$7,058	$2,343	33.2%	$1,931	27.4%	$1,759	$1,469	$1.03	(2)
Foreign currency impact	452	137	(0.2)	202	1.0
Constant Currency Adjusted	$7,510	$2,480	33.0%	$2,133	28.4%

	Three months ended October 24, 2014
	Net Sales	Selling, General, and Administrative Expense	Selling, General, and Administrative Expense as a Percent of Net Sales	Operating Profit	Operating Profit Percent	Income from Operations Before Income Taxes	Net Income	Diluted EPS
GAAP	$4,366	$1,507	34.5%	$1,030	23.6%	$1,022	$828	$0.83
Non-GAAP Adjustments: (1)
Special charges (g)	—	—		100		100	64	0.06
Acquisition-related items (h)	—	—		61		61	60	0.06
Amortization of intangible assets (e)	—	—		89		89	59	0.06
Non-GAAP	$4,366	$1,507	34.5%	$1,280	29.3%	$1,272	$1,011	$1.02	(2)

							Net Income	Diluted EPS
Year over year percent change:
GAAP							(37)%	(57)%
Non-GAAP							45%	1%
See description of non-GAAP financial measures contained in this release.

(1)	Non-GAAP adjustments relate to charges or gains that management believes may or may not recur with similar materiality or impact on results in future periods.

(2)	The data in this schedule has been intentionally rounded to the nearest $0.01 and, therefore, may not sum.

(a)
Includes a $70 million after-tax charge ($86 million pre-tax) related to a continuation of our cost synergies initiative, partially offset by a $14 million after-tax ($13 million pre-tax) reversal of excess restructuring reserves related to certain restructuring initiatives. The second quarter fiscal year 2016 restructuring charge for the cost synergies initiative primarily consisted of employee termination costs (including accelerated stock compensation due to terminations resulting from the Covidien acquisition), fixed asset impairments, and contract termination costs.

(b)	Relates to probable and reasonably estimable INFUSE product liability litigation.

(c)
Primarily includes integration-related costs incurred in connection with the Covidien acquisition, partially offset by net income related to the change in fair value of contingent consideration associated with acquisitions subsequent to April 29, 2009.

(d)
Relates to losses incurred from the unwinding of forward starting interest rate swaps, which were previously entered into in advance of a planned debt issuance that is no longer expected post the internal reorganization described in footnote (f). The losses were recorded in interest expense, net in our condensed consolidated statements of income.

(e)	To exclude amortization of intangible assets.

(f)
Primarily relates to U.S. income tax expense resulting from the Company's completion of an internal reorganization of the ownership of certain legacy Covidien businesses that reduced the cash and investments held by Medtronic’s U.S.-controlled non-U.S. subsidiaries. As a result of the internal reorganization, approximately $9.8 billion (or approximately $9.3 billion net of tax) of cash, cash equivalents and investments in marketable debt and equity securities previously held by U.S.-controlled non-U.S. subsidiaries became available for general corporate purposes.

(g)	Represents a charitable cash donation made to the Medtronic Foundation.

(h)	Primarily includes transaction-related costs incurred in connection with the Covidien acquisition.

MEDTRONIC PLC
NET INCOME AND DILUTED EPS GAAP TO NON-GAAP RECONCILIATIONS
(Unaudited)
(in millions, except per share data)

	Six months ended October 30, 2015
	Net Sales	Selling, General, and Administrative Expense	Selling, General, and Administrative Expense as a Percent of Net Sales	Operating Profit	Operating Profit Percent	Income from Operations Before Taxes	Net Income	Diluted EPS
GAAP	$14,332	$4,792	33.4%	$2,431	17.0%	$2,023	$1,340	$0.94
Non-GAAP Adjustments: (1)
Impact of inventory step-up (a)	—	—		226		226	165	0.12
Restructuring charges, net (b)	—	—		140		140	108	0.08
Certain litigation charges (c)	—	—		26		26	17	0.01
Acquisition-related items (d)	—	—		120		120	84	0.06
Loss on previously held forward starting interest rate swaps (e)	—	—		—		45	29	0.02
Amortization of intangible assets (f)	—	—		964		964	746	0.52
Certain tax adjustments (g)	—	—		—		—	442	0.31
Non-GAAP	$14,332	$4,792	33.4%	$3,907	27.3%	$3,544	$2,931	$2.05	(2)
Foreign currency impact	980	292	(0.2)	434	1.1
Constant Currency Adjusted	$15,312	$5,084	33.2%	$4,341	28.4%

	Six months ended October 24, 2014
	Net Sales	Selling, General, and Administrative Expense	Selling, General, and Administrative Expense as a Percent of Net Sales	Operating Profit	Operating Profit Percent	Income from Operations Before Taxes	Net Income	Diluted EPS
GAAP	$8,639	$3,013	34.9%	$2,118	24.5%	$2,105	$1,699	$1.70
Non-GAAP Adjustments: (1)
Special charges (h)	—	—		100		100	64	0.06
Restructuring charges, net (i)	—	—		30		30	22	0.02
Acquisition-related items (j)	—	—		102		102	100	0.10
Amortization of intangible assets (f)	—	—		176		176	117	0.12
Non-GAAP	$8,639	$3,013	34.9%	$2,526	29.2%	$2,513	$2,002	$2.00

							Net Income	Diluted EPS
Year over year percent change:
GAAP							(21)%	(45)%
Non-GAAP							46%	3%
See description of non-GAAP financial measures contained in this release.

(1)	Non-GAAP adjustments relate to charges or gains that management believes may or may not recur with similar materiality or impact on results in future periods.

(2)	The data in this schedule has been intentionally rounded to the nearest $0.01 and, therefore, may not sum.

(a)
Represents amortization of step-up in preliminary fair value of inventory acquired in connection with the Covidien acquisition, which was recorded in costs of products sold in our condensed consolidated statements of income.

(b)
Includes a $136 million after-tax charge ($155 million pre-tax) related to a continuation of our cost synergies initiative, partially offset by a $14 million ($13 million pre-tax) reversal of excess restructuring reserves related to certain restructuring initiatives. The fiscal year 2016 restructuring charge for the cost synergies initiative primarily consisted of employee termination costs (including accelerated stock compensation due to terminations resulting from the Covidien acquisition), fixed asset impairments, and contract termination costs.

(c)	Relates to probable and reasonably estimable INFUSE product liability litigation.

(d)
Primarily includes integration-related costs incurred in connection with the Covidien acquisition, partially offset by net income related to the change in fair value of contingent consideration associated with acquisitions subsequent to April 29, 2009.

(e)
Relates to losses incurred from the unwinding of forward starting interest rate swaps, which were previously entered into in advance of a planned debt issuance that is no longer expected post the internal reorganization described in footnote (g). The losses were recorded in interest expense, net in our condensed consolidated statements of income.

(f)	To exclude amortization of intangible assets.

(g)
Primarily relates to U.S. income tax expense resulting from the Company's completion of an internal reorganization of the ownership of certain legacy Covidien businesses that reduced the cash and investments held by Medtronic’s U.S.-controlled non-U.S. subsidiaries. As a result of the internal reorganization, approximately $9.8 billion (or approximately $9.3 billion net of tax) of cash, cash equivalents and investments in marketable debt and equity securities previously held by U.S.-controlled non-U.S. subsidiaries became available for general corporate purposes.

(h)	Represents a charitable cash donation made to the Medtronic Foundation.

(i)
Includes the $28 million after-tax ($38 million pre-tax) charge related to a continuation of our fourth quarter fiscal year 2014 restructuring initiative, partially offset by a $6 million after-tax ($8 million pre-tax) reversal of excess restructuring reserves related to the fiscal year 2014 restructuring initiative. The first quarter fiscal year 2015 restructuring charge for the fiscal year 2014 initiative consists primarily of contract termination and other related costs. The reversal was primarily a result of certain employees identified for elimination finding other positions within the Company and revisions to particular strategies.

(j)	Primarily includes transaction-related costs incurred in connection with the Covidien acquisition.

MEDTRONIC PLC
RECONCILIATIONS OF OPERATING CASH FLOW TO FREE CASH FLOW
(Unaudited)
(in millions)

	Six months ended	Three months ended	Three months ended
	October 30, 2015	July 31, 2015	October 30, 2015
Net cash provided by operating activities	$2,095	$816	$1,279
Additions to property, plant, and equipment	(446)	(224)	(222)
Free cash flow (a)	$1,649	$592	$1,057

(a) Free cash flow, a non-GAAP financial measure, is calculated by subtracting property, plant, and equipment additions from operating cash flows. See description of non-GAAP financial measures contained in this release.

MEDTRONIC PLC
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	October 30, 2015	April 24, 2015
	(in millions, except per share data)
ASSETS

Current assets:
Cash and cash equivalents	$2,378	$4,843
Investments	14,851	14,637
Accounts receivable, less allowances of $158 and $144, respectively	5,044	5,112
Inventories	3,516	3,463
Tax assets	1,619	1,335
Prepaid expenses and other current assets	1,315	1,454

Total current assets	28,723	30,844

Property, plant, and equipment, net	4,678	4,699

Goodwill	41,274	40,530
Other intangible assets, net	27,731	28,101
Long-term tax assets	825	774
Other assets	1,714	1,737

Total assets	$104,945	$106,685

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Short-term borrowings	$2,158	$2,434
Accounts payable	1,447	1,610
Accrued compensation	1,389	1,611
Accrued income taxes	533	935
Deferred tax liabilities	142	119
Other accrued expenses	2,457	2,464

Total current liabilities	8,126	9,173

Long-term debt	33,690	33,752
Long-term accrued compensation and retirement benefits	1,577	1,535
Long-term accrued income taxes	2,771	2,476
Long-term deferred tax liabilities	4,766	4,700
Other long-term liabilities	1,746	1,819

Total liabilities	52,676	53,455

Commitments and contingencies

Shareholders’ equity:

Ordinary shares — par value $0.0001	—	—
Retained earnings	53,740	54,414
Accumulated other comprehensive loss	(1,471)	(1,184)

Total shareholders’ equity	52,269	53,230

Total liabilities and shareholders’ equity	$104,945	$106,685

MEDTRONIC PLC
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six months ended
	October 30, 2015	October 24, 2014
(in millions)
Operating Activities:
Net income	$1,340	$1,699
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,397	423
Acquisition-related items	222	6
Provision for doubtful accounts	30	17
Deferred income taxes	(274)	(61)
Stock-based compensation	209	82
Other, net	(70)	(8)
Change in operating assets and liabilities, net of acquisitions:
Accounts receivable, net	(1)	(64)
Inventories	(326)	(170)
Accounts payable and accrued liabilities	(369)	26
Other operating assets and liabilities	73	73
Certain litigation charges, net	26	—
Certain litigation payments	(162)	(800)
Net cash provided by operating activities	2,095	1,223
Investing Activities:
Acquisitions, net of cash acquired	(997)	(578)
Additions to property, plant, and equipment	(446)	(210)
Purchases of investments	(3,370)	(3,024)
Sales and maturities of investments	2,752	2,665
Other investing activities, net	(13)	(6)
Net cash used in investing activities	(2,074)	(1,153)
Financing Activities:
Acquisition-related contingent consideration	(19)	(5)
Change in short-term borrowings, net	1,277	1,611
Repayment of short-term borrowings (maturities greater than 90 days)	48	150
Payments on long-term debt	(1,608)	(7)
Dividends to shareholders	(1,075)	(602)
Issuance of ordinary shares	263	312
Repurchase of ordinary shares	(1,460)	(1,620)
Other financing activities	49	34
Net cash used in financing activities	(2,525)	(127)
Effect of exchange rate changes on cash and cash equivalents	39	(59)
Net change in cash and cash equivalents	(2,465)	(116)
Cash and cash equivalents at beginning of period	4,843	1,403
Cash and cash equivalents at end of period	$2,378	$1,287
Supplemental Cash Flow Information
Cash paid for:
Income taxes	$1,021	$357
Interest	652	250

MEDTRONIC PLC
SECOND QUARTER RECONCILIATION OF WORLD WIDE REPORTED GROWTH TO
WORLD WIDE COMPARABLE CONSTANT CURRENCY GROWTH
(Unaudited)
(in millions)

	A	B	C	D=B+C	E	F=D+E	G=(A-B)/B	H	I=(A-F-H)/F
	Medtronic As Reported Three Months Ended October 30, 2015	Medtronic As Reported Three Months Ended October 24, 2014	Covidien As Reported Three Months Ended September 26, 2014	Q2 FY15 Pro Forma Historical Revenue	Non-GAAP Adjustment (2)	Q2 FY15 Comparable Historical Revenue	Q2 FY16 Reported Growth	Currency Impact on Growth	Comparable Constant Currency Growth (1)
Cardiac & Vascular Group	$2,482	$2,286	$165	$2,451	$4	$2,455	9%	$(173)	8%
Cardiac Rhythm & Heart Failure	1,324	1,320	—	1,320	—	1,320	—	(85)	7
Coronary & Structural Heart	754	743	—	743	—	743	1	(62)	10
Aortic & Peripheral Vascular	404	223	165	388	4	392	81	(26)	10

Minimally Invasive Therapies Group	2,356	—	2,452	2,452	(4)	2,448	NC	(175)	3
Surgical Solutions	1,291	—	1,334	1,334	2	1,336	NC	(116)	5
Patient Monitoring & Recovery	1,065	—	1,118	1,118	(6)	1,112	NC	(59)	1

Restorative Therapies Group	1,770	1,650	117	1,767	(3)	1,764	7	(76)	5
Spine	719	746	—	746	—	746	(4)	(29)	—
Neuromodulation	482	494	—	494	—	494	(2)	(22)	2
Surgical Technologies	426	410	—	410	—	410	4	(17)	8
Neurovascular	143	—	117	117	(3)	114	NC	(8)	32

Diabetes Group	450	430	—	430	—	430	5	(28)	11

TOTAL	$7,058	$4,366	$2,734	$7,100	$(3)	$7,097	62%	$(452)	6%

(1) Management believes that referring to comparable, constant currency growth rates is a useful way to evaluate the underlying performance of Medtronic’s sales. Constant currency growth, a non-GAAP financial measure, measures the change in revenue between current and prior year periods using average exchange rates in effect during the applicable prior year period. See description of non-GAAP financial measures on page 4 of this release.
(2) Represents the (decrease) increase in Covidien revenue for the three months ended October 24, 2014 as compared to Covidien revenue for the three months ended September 26, 2014.

MEDTRONIC PLC
SECOND QUARTER RECONCILIATION OF U.S. REPORTED GROWTH TO U.S. COMPARABLE GROWTH
(Unaudited)
(in millions)

	A	B	C	D=B+C	E	F=D+E	G=(A-B)/B	H=(A-F)/F
	Medtronic As Reported Three Months Ended October 30, 2015	Medtronic As Reported Three Months Ended October 24, 2014	Covidien As Reported Three Months Ended September 26, 2014	Q2 FY15 Pro Forma Historical Revenue	Non-GAAP Adjustment (2)	Q2 FY15 Comparable Historical Revenue	Q2 FY16 Reported Growth	Comparable Growth (1)
Cardiac & Vascular Group	$1,334	$1,069	$124	$1,193	$4	$1,197	25%	11%
Cardiac Rhythm & Heart Failure	768	700	—	700	—	700	10	10
Coronary & Structural Heart	323	285	—	285	—	285	13	13
Aortic & Peripheral Vascular	243	84	124	208	4	212	189	15

Minimally Invasive Therapies Group	1,263	—	1,211	1,211	29	1,240	NC	2
Surgical Solutions	573	—	538	538	14	552	NC	4
Patient Monitoring & Recovery	690	—	673	673	15	688	NC	—

Restorative Therapies Group	1,221	1,130	51	1,181	—	1,181	8	3
Spine	508	517	—	517	—	517	(2)	(2)
Neuromodulation	352	349	—	349	—	349	1	1
Surgical Technologies	289	264	—	264	—	264	9	9
Neurovascular	72	—	51	51	—	51	NC	41

Diabetes Group	280	257	—	257	—	257	9	9

TOTAL	$4,098	$2,456	$1,386	$3,842	$33	$3,875	67%	6%

(1) Management believes that referring to comparable growth rates is a useful way to evaluate the underlying performance of Medtronic’s sales. See description of non-GAAP financial measures on page 4 of this release.
(2) Represents the increase in Covidien revenue for the three months ended October 24, 2014 as compared to Covidien revenue for the three months ended September 26, 2014.

MEDTRONIC PLC
SECOND QUARTER RECONCILIATION OF WORLD WIDE GEOGRAPHIC REPORTED GROWTH TO
WORLD WIDE GEOGRAPHIC COMPARABLE CONSTANT CURRENCY GROWTH
(Unaudited)
(in millions)

	A	B	C	D=B+C	E	F=D+E	G=(A-B)/B	H	I=(A-F-H)/F
	Medtronic As Reported Three Months Ended October 30, 2015	Medtronic As Reported Three Months Ended October 24, 2014	Covidien As Reported Three Months Ended September 26, 2014	Q2 FY15 Pro Forma Historical Revenue	Non-GAAP Adjustment (2)	Q2 FY15 Comparable Historical Revenue	Q2 FY16 Reported Growth	Currency Impact on Growth	Comparable Constant Currency Growth (1)
U.S.	$1,334	$1,069	$124	$1,193	$4	$1,197	25%	$—	11%
Non-U.S. Developed	772	834	29	863	2	865	(7)	(122)	3
Emerging Markets	376	383	12	395	(2)	393	(2)	(51)	9
Cardiac & Vascular Group	2,482	2,286	165	2,451	4	2,455	9	(173)	8

U.S.	1,263	—	1,211	1,211	29	1,240	NC	—	2
Non-U.S. Developed	777	—	899	899	(27)	872	NC	(121)	3
Emerging Markets	316	—	342	342	(6)	336	NC	(54)	10
Minimally Invasive Therapies Group	2,356	—	2,452	2,452	(4)	2,448	NC	(175)	3

U.S.	1,221	1,130	51	1,181	—	1,181	8	—	3
Non-U.S. Developed	368	378	36	414	(2)	412	(3)	(60)	4
Emerging Markets	181	142	30	172	(1)	171	27	(16)	15
Restorative Therapies Group	1,770	1,650	117	1,767	(3)	1,764	7	(76)	5

U.S.	280	257	—	257	—	257	9	—	9
Non-U.S. Developed	135	134	—	134	—	134	1	(22)	17
Emerging Markets	35	39	—	39	—	39	(10)	(6)	5
Diabetes Group	450	430	—	430	—	430	5	(28)	11

U.S.	4,098	2,456	1,386	3,842	33	3,875	67	—	6
Non-U.S. Developed	2,052	1,346	964	2,310	(27)	2,283	52	(322)	4
Emerging Markets	908	564	384	948	(9)	939	61	(130)	11
TOTAL	$7,058	$4,366	$2,734	$7,100	$(3)	$7,097	62%	$(452)	6%
(1) Management believes that referring to comparable, constant currency growth rates is a useful way to evaluate the underlying performance of Medtronic’s sales. Constant currency growth, a non-GAAP financial measure, measures the change in revenue between current and prior year periods using average exchange rates in effect during the applicable prior year period. See description of non-GAAP financial measures on page 4 of this release.
(2) Represents the (decrease) increase in Covidien revenue for the three months ended October 24, 2014 as compared to Covidien revenue for the three months ended September 26, 2014.

MEDTRONIC PLC
SECOND QUARTER YTD RECONCILIATION OF WORLD WIDE REPORTED GROWTH TO
WORLD WIDE COMPARABLE CONSTANT CURRENCY GROWTH (1)
(Unaudited)
(in millions)

	A	B	C	D=B+C	E	F=D+E	G=(A-B)/B	H	I=(A-F-H)/F
	Medtronic As Reported Six Months Ended October 30, 2015	Medtronic As Reported Six Months Ended October 24, 2014	Covidien As Reported Six Months Ended September 26, 2014	Q2 FY15 YTD Pro Forma Historical Revenue	Non-GAAP Adjustment (3)	Q2 FY15 YTD Comparable Historical Revenue	Q2 FY16 YTD Reported Growth	Currency Impact on Growth	Comparable Constant Currency Growth (1)(2)
Cardiac & Vascular Group	$5,050	$4,540	$331	$4,871	$2	$4,873	11%	$(375)	11%
Cardiac Rhythm & Heart Failure	2,694	2,576	—	2,576	—	2,576	5	(190)	12
Coronary & Structural Heart	1,542	1,509	—	1,509	—	1,509	2	(130)	11
Aortic & Peripheral Vascular	814	455	331	786	2	788	79	(55)	10
				—
Minimally Invasive Therapies Group	4,812	—	4,861	4,861	(19)	4,842	NC	(381)	7
Surgical Solutions	2,643	—	2,639	2,639	(1)	2,638	NC	(250)	10
Patient Monitoring & Recovery	2,169	—	2,222	2,222	(18)	2,204	NC	(131)	4
				—
Restorative Therapies Group	3,576	3,253	230	3,483	(3)	3,480	10	(163)	7
Spine	1,482	1,489	—	1,489	—	1,489	—	(62)	4
Neuromodulation	968	973	—	973	—	973	(1)	(48)	4
Surgical Technologies	845	791	—	791	—	791	7	(35)	11
Neurovascular	281	—	230	230	(3)	227	NC	(18)	32
				—
Diabetes Group	894	846	—	846	—	846	6	(61)	13
				$—
TOTAL	$14,332	$8,639	$5,422	$14,061	$(20)	$14,041	66%	$(980)	9%

(1) Fiscal year 2016 is a 53-week year, with the extra week included in the first quarter results.
(2) Management believes that referring to comparable constant currency growth rates is a useful way to evaluate the underlying performance of Medtronic’s sales. Constant currency growth, a non-GAAP financial measure, measures the change in revenue between current and prior year periods using average exchange rates in effect during the applicable prior year period. See description of non-GAAP financial measures on page 4 of this release.
(3) Represents the increase (decrease) in Covidien revenue for the six months ended October 24, 2014 as compared to Covidien revenue for the six months ended September 26, 2014.

MEDTRONIC PLC
SECOND QUARTER YTD RECONCILIATION OF U.S. REPORTED GROWTH TO U.S. COMPARABLE GROWTH (1)
(Unaudited)
(in millions)

	A	B	C	D=B+C	E	F=D+E	G=(A-B)/B	H=(A-F)/F
	Medtronic As Reported Six Months Ended October 30, 2015	Medtronic As Reported Six Months Ended October 24, 2014	Covidien As Reported Six Months Ended September 26, 2014	Q2 FY15 YTD Pro Forma Historical Revenue	Non-GAAP Adjustment (3)	Q2 FY15 YTD Comparable Historical Revenue	Q2 FY16 YTD Reported Growth	Comparable Growth (1)(2)
Cardiac & Vascular Group	$2,686	$2,088	$248	$2,336	$1	$2,337	29%	15%
Cardiac Rhythm & Heart Failure	1,554	1,354	—	1,354	—	1,354	15	15
Coronary & Structural Heart	651	566	—	566	—	566	15	15
Aortic & Peripheral Vascular	481	168	248	416	1	417	186	15

Minimally Invasive Therapies Group	2,555	—	2,370	2,370	7	2,377	NC	7
Surgical Solutions	1,160	—	1,036	1,036	7	1,043	NC	11
Patient Monitoring & Recovery	1,395	—	1,334	1,334	—	1,334	NC	5

Restorative Therapies Group	2,445	2,202	103	2,305	—	2,305	11	6
Spine	1,027	1,023	—	1,023	—	1,023	—	—
Neuromodulation	703	671	—	671	—	671	5	5
Surgical Technologies	573	508	—	508	—	508	13	13
Neurovascular	142	—	103	103	—	103	NC	38

Diabetes Group	554	499	—	499	—	499	11	11
				$—
TOTAL	$8,240	$4,789	$2,721	$7,510	$8	$7,518	72%	10%

(1) Fiscal year 2016 is a 53-week year, with the extra week included in the first quarter results.
(2) Management believes that referring to comparable growth rates is a useful way to evaluate the underlying performance of Medtronic’s sales. See description of non-GAAP financial measures on page 4 of this release.
(3) Represents the increase in Covidien revenue for the six months ended October 24, 2014 as compared to Covidien revenue for the six months ended September 26, 2014.

MEDTRONIC PLC
SECOND QUARTER YTD RECONCILIATION OF WORLD WIDE GEOGRAPHIC REPORTED GROWTH TO
WORLD WIDE GEOGRAPHIC COMPARABLE CONSTANT CURRENCY GROWTH (1)
(Unaudited)
(in millions)

	A	B	C	D=B+C	E	F=D+E	G=(A-B)/B	H	I=(A-F-H)/F
	Medtronic As Reported Six Months Ended October 30, 2015	Medtronic As Reported Six Months Ended October 24, 2014	Covidien As Reported Six Months Ended September 26, 2014	Q2 FY15 YTD Pro Forma Historical Revenue	Non-GAAP Adjustment (3)	Q2 FY15 YTD Comparable Historical Revenue	Q2 FY16 YTD Reported Growth	Currency Impact on Growth	Comparable Constant Currency Growth (1)(2)
U.S.	$2,686	$2,088	$248	$2,336	$1	$2,337	29%	$—	15%
Non-U.S. Developed	1,603	1,694	61	1,755	2	1,757	(5)	(288)	8
Emerging Markets	761	758	22	780	(1)	779	—	(87)	9
Cardiac & Vascular Group	5,050	4,540	331	4,871	2	4,873	11	(375)	11

U.S.	2,555	—	2,370	2,370	7	2,377	NC	—	7
Non-U.S. Developed	1,618	—	1,829	1,829	(17)	1,812	NC	(284)	5
Emerging Markets	639	—	662	662	(9)	653	NC	(97)	13
Minimally Invasive Therapies Group	4,812	—	4,861	4,861	(19)	4,842	NC	(381)	7

U.S.	2,445	2,202	103	2,305	—	2,305	11	—	6
Non-U.S. Developed	754	768	71	839	(1)	838	(2)	(137)	6
Emerging Markets	377	283	56	339	(2)	337	33	(26)	20
Restorative Therapies Group	3,576	3,253	230	3,483	(3)	3,480	10	(163)	7

U.S.	554	499	—	499	—	499	11	—	11
Non-U.S. Developed	274	277	—	277	—	277	(1)	(51)	17
Emerging Markets	66	70	—	70	—	70	(6)	(10)	9
Diabetes Group	894	846	—	846	—	846	6	(61)	13

U.S.	8,240	4,789	2,721	7,510	8	7,518	72	—	10
Non-U.S. Developed	4,249	2,739	1,961	4,700	(16)	4,684	55	(757)	7
Emerging Markets	1,843	1,111	740	1,851	(12)	1,839	66	(223)	12
TOTAL	$14,332	$8,639	$5,422	$14,061	$(20)	$14,041	66%	$(980)	9%

(1) Fiscal year 2016 is a 53-week year, with the extra week included in the first quarter results.
(2) Management believes that referring to comparable constant currency growth rates is a useful way to evaluate the underlying performance of Medtronic’s sales. Constant currency growth, a non-GAAP financial measure, measures the change in revenue between current and prior year periods using average exchange rates in effect during the applicable prior year period. See description of non-GAAP financial measures on page 4 of this release.
(3) Represents the increase (decrease) in Covidien revenue for the six months ended October 24, 2014 as compared to Covidien revenue for the six months ended September 26, 2014.